Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors


          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the ITDS 1996, 1997, 1998 and 1999 Stock Incentive Plans, of our report dated November 8, 1998, with respect to the consolidated financial statements of Amdocs Limited included in its Annual Report (Form 20-F, No. 001-14840) for the year ended September 30, 1998, filed with the Securities and Exchange Commission on January 15, 1999.




                                        /s/ Ernst & Young LLP


St. Louis, Missouri
November 30, 1999